Exhibit 16

                    [Letterhead of Deloitte & Touche LLP]


July 31, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Thomas & Betts Corporation dated July 25, 1997.

Yours truly,

Deloitte & Touche LLP